Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-193939 on Form S-1 of our report dated February 27, 2014 (except for the first paragraph of Note 8, as to which the date is March 14, 2014), relating to the consolidated financial statements of Aerohive Networks, Inc. and its subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Jose, California

March 14 , 2014